Exhibit 99.1

NEWS ANNOUNCEMENT -

Webcast/Conference Call TODAY, Tuesday, November 5 at 5:00 p.m. ET

WEBCAST LINK:	www.carmikeinvestors.com (archived for 30 days)

CALL DIAL-IN:	800/735-5968 or 212/231-2910 (international callers)

CALL REPLAY:	800/633-8284 or 402/977-9140; passcode: 21676800 (through November 12)

Carmike Cinemas’ Third Quarter Revenue Rises 30.2% to $165 Million

- Box Office Admissions Increase 28.7% and Per Screen Attendance Rises 10.5% -

- Concession and Other Per Patron Increases for the 15th Consecutive Quarter -

COLUMBUS, Georgia – November 5, 2013 – Carmike Cinemas, Inc. (NASDAQ: CKEC), a leading entertainment, digital cinema and 3-D motion picture exhibitor, today reported results for the three and nine month periods ended September 30, 2013, as summarized below.

Summary Financial Data

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2013	2012	2013	2012
Total operating revenues	$165.0	$126.7	$465.2	$391.8
Operating income	13.5	7.4	40.3	38.1
Interest expense	12.4	8.6	37.0	25.5
Theatre level cash flow, excluding acquisition-related expenses (1)(2)	33.9	24.2	96.6	82.8
Net income	1.0	0.2	1.9	4.7
Adjusted net income, excluding acquisition-related expenses(1)(2)	3.5	2.3	6.9	11.2
Adjusted EBITDA, excluding acquisition-related expenses(1)(2)	28.4	19.4	79.9	67.8

(in millions)	Sept. 30, 2013	Dec. 31, 2012
Total debt(1)	$437.5	$434.7
Net debt(1)	$286.9	$366.2

(1)	Theatre level cash flow, adjusted net income, adjusted EBITDA, total debt and net debt are supplemental non-GAAP financial measures. Reconciliations of theatre level cash flow and adjusted EBITDA to net income and adjusted net income to net income for the three and nine months ended September 30, 2013 and 2012, as well as a schedule of total debt and net debt as of September 30, 2013 and December 31, 2012, are included in the supplementary tables accompanying this news announcement.
(2)	Theatre level cash flow, adjusted net income and adjusted EBITDA exclude merger and acquisition-related expenses during the three and nine months ended September 30, 2013.

Carmike Cinemas’ President and Chief Executive Officer David Passman stated, “The third quarter was another strong reporting period for Carmike as we posted growth in box office receipts and attendance that exceeded those of the overall domestic exhibition industry. The Company achieved solid increases in key per cap metrics, adjusted EBITDA and theatre level cash flow. We also extended Carmike’s streak of increases in year-over-year per patron spending on concessions and other items to 15 consecutive quarters. Carmike’s solid third quarter operating performance underscores our Company-wide focus on customer service excellence and patrons are clearly responding.

“We continually strive to provide the best customer experience, and to that end we recently entered into an agreement with IMAX Corporation to add ten additional IMAX® theatre systems to be installed in new construction projects and existing Carmike multiplexes across the U.S. The addition will increase our total number of IMAX auditoriums to 18. We also opened our 20th Big D auditorium last week at our new theatre in Champaign, Illinois. We believe that both of these large format alternatives provide an exceptional movie-going experience for our patrons.

“We continue to prioritize an active expansionary M&A program, seeking attractive acquisition opportunities that will help us further expand the circuit to approximately 300 locations and 3,000 screens, leveraging Carmike’s corporate infrastructure as we remain an active participant in the ongoing consolidation of the movie theatre industry. Following our equity offering in early Q3, as previously announced on November 4, we signed a definitive agreement to purchase 9 entertainment complexes and 147 screens based in 3 states from Muvico Entertainment, L.L.C. The Muvico acquisition not only moves us closer to our desired theatre and screen target, but also stretches the Company’s footprint into key markets and further expands the Company’s cinema-dining presence with the addition of two Bogart’s Bar & Grill® restaurants.”

Theatre Performance Statistics

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Average theatres	246	233	246	235
Average screens	2,504	2,244	2,484	2,256
Average attendance per screen(1)	6,084	5,504	16,771	16,449
Average admission per patron(1)	$6.75	$6.47	$6.99	$6.70
Average concessions/other sales per patron(1)	$4.09	$3.79	$4.15	$3.85
Total attendance (in thousands)(1)	15,231	12,353	41,793	37,117
Total operating revenues (in thousands)	$165,013	$126,672	$465,210	$391,784

(1)	Includes activity from theatres designated as discontinued operations and reported as such in the consolidated statements of operations.

Carmike Cinemas’ Chief Financial Officer Richard B. Hare stated, “Fueled by recent acquisitions, total operating revenues grew more than 30% to $165 million, with admission receipts increasing 28.7% year-over-year during a quarter when the domestic industry box office grew 6.4% year-over-year. Carmike’s concessions and other revenues rose 33%, compared to the year-ago Q3. Average per patron spending increased 5.7% to $10.84. Average per cap admissions rose 4.3% and concessions/other sales expanded 7.9%.

“Film exhibition costs as a percentage of admissions revenue remained steady at 54.9%, as the motion picture slate performed well and a variety of titles contributed to the year-over-year growth in receipts. Concession costs as a percentage of concession and other revenues increased to 13.4% in the third quarter of 2013, primarily due to increases in the cost of concession supplies and discounts and other promotional activities. As a percentage of total operating revenues, other theatre operating costs improved 160 basis points to 40.2%, despite a 25.4% year-over-year increase in costs to $66.3 million. The rise versus the year-ago period was largely a reflection of the 11.6% increase in average screen count, plus higher theatre salaries, wages and occupancy costs. General and administrative expenses were $6.6 million for the three months ended September 30, 2013, compared to $5.7 million for the same period in 2012, primarily due to costs associated with professional fees related to merger and acquisition activities.

“Third quarter theatre level cash flow rose 40.1% to $33.9 million and adjusted EBITDA increased 46.7% to $28.4 million. The Q3 adjusted EBITDA margin was 17.2%, 190 basis points better than the 15.3% margin in the prior year period. We continue to focus on managing Carmike’s controllable costs and believe that successful M&A activity will further enhance margins as the infrastructure required to operate a substantially larger circuit is already in place. As such, we expect a higher percentage of theatre level cash flow from future acquisitions to flow directly to our adjusted EBITDA results,” concluded Mr. Hare.

Supplemental Financial Measures

Theatre level cash flow, EBITDA, adjusted EBITDA, adjusted net income, total debt and net debt are supplemental non-GAAP financial measures used by Carmike to evaluate its operating performance. Carmike defines theatre level cash flow as adjusted EBITDA, as defined below, plus general and administrative expenses. Carmike believes that theatre level cash flow is an important supplemental measure of operating performance for a motion picture exhibitor’s operations because it provides a measure of the core operations, rather than factoring in items such as general and administrative expenses and depreciation and amortization, among others. In addition, Carmike believes that theatre level cash flow, as defined, is a widely accepted measure of comparative operating performance in the motion picture exhibition industry. Adjusted net income is defined as net income plus impairment of long-lived assets, loss on sale of property and equipment, loss on extinguishment of debt, lease termination charges, severance agreement charges and merger and acquisition-related expenses, net of tax. Carmike believes adjusted net income is an important supplemental measure of operating performance for a motion picture exhibitor because it provides a measure of core operations. Total debt is defined as the sum of current maturities of capital leases and long-term financing obligations, long-term debt and capital leases and long-term financing obligations (less current maturities). Net debt is defined as total debt less cash and cash equivalents. EBITDA is defined as net income plus income tax expense, interest expense and depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus income from unconsolidated affiliates, loss from discontinued operations, loss on extinguishment of debt, lease termination charges, severance agreement chargers, merger and acquisition-related expenses, loss on sale of property and equipment, and impairment of long-lived assets. Carmike believes that EBITDA and adjusted EBITDA are important supplemental measures of operating performance for a motion picture exhibitor’s operations because they provide measures of core operations.

About Carmike Cinemas (www.carmike.com)

Carmike Cinemas, Inc. is a U.S. leader in digital cinema, 3-D cinema deployments and one of the nation’s largest motion picture exhibitors. As of September 30, 2013, the Company had 247 theatres with 2,521 screens in 36 states, with a digital footprint of 2,418 screens, including 229 locations with 954 screens also equipped for 3-D. The circuit includes 20 “Big D” large format digital experience auditoriums, featuring state-of-the-art equipment and luxurious amenities, as well as 8 IMAX® auditoriums. As “America’s Hometown Theatre Chain,” Carmike’s primary focus is small to mid-sized community locations.

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates,” “seeks” or similar expressions. Examples of forward-looking statements in this press release include the Company’s expectations regarding future operating efficiencies, box office performance, circuit expansion, third quarter performance, additional acquisition opportunities, and the operating impact of the Muvico transaction. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to: our ability to achieve expected results from our strategic acquisitions, general economic conditions in our regional and national markets; our ability to comply with covenants contained in our senior secured credit agreement and the indenture governing our 7.375% Senior Secured Notes due 2019; our ability to operate at expected levels of cash flow; financial market conditions including, but not limited to, changes in interest rates and the availability and cost of capital; our ability to meet our contractual obligations, including all outstanding financing commitments; the availability of suitable motion pictures for exhibition in our markets; competition in our markets; competition with other forms of entertainment; and other factors, including the risk factors disclosed in our Annual Report on Form 10-K for the year ended December 31, 2012, under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Contact:

Robert Rinderman or Jennifer Neuman	Richard B. Hare
JCIR – Investor Relations/Corporate Communications	Chief Financial Officer
212/835-8500 or ckec@jcir.com	706/576-3416

CARMIKE CINEMAS, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Admissions	$102,792	$79,889	$291,927	$248,776
Concessions and other	62,221	46,783	173,283	143,008

Total operating revenues	165,013	126,672	465,210	391,784
Operating costs and expenses:
Film exhibition costs	56,482	43,858	160,769	135,225
Concession costs	8,328	5,741	22,009	16,767
Other theatre operating costs	66,341	52,904	185,783	157,037
General and administrative expenses	6,621	5,650	18,668	15,939
Lease termination charges	—	—	3,063	—
Severance agreement charges	102	95	102	473
Depreciation and amortization	10,627	8,468	31,105	23,966
Loss on sale of property and equipment	11	700	70	948
Impairment of long-lived assets	2,974	1,835	3,385	3,358

Total operating costs and expenses	151,486	119,251	424,954	353,713

Operating income	13,527	7,421	40,256	38,071
Interest expense	12,353	8,605	36,998	25,478
Loss on extinguishment of debt	—	—	—	4,961

Income (loss) before income tax and income from unconsolidated affiliates	1,174	(1,184)	3,258	7,632
Income tax expense	1,253	466	1,733	3,813
Income from unconsolidated affiliates	1,145	1,950	482	958

Income from continuing operations	1,066	300	2,007	4,777
Loss from discontinued operations	(57)	(67)	(105)	(114)

Net income	$1,009	$233	$1,902	$4,663

Weighted average shares outstanding:
Basic	20,985	17,519	18,723	15,775
Diluted	21,501	17,881	19,202	16,061

Net income per common share (Basic):
Income from continuing operations	$0.05	$0.02	$0.11	$0.30
Income from discontinued operations, net of tax	—	—	(0.01)	—

Net income per common share	$0.05	$0.02	$0.10	$0.30

Net income per common share (Diluted):
Income from continuing operations	$0.05	$0.01	$0.10	$0.30
Income from discontinued operations, net of tax	—	—	—	(0.01)

Net income per common share	$0.05	$0.01	$0.10	$0.29

CARMIKE CINEMAS, INC. and SUBSIDIARIES

SUPPLEMENTARY NON-GAAP RECONCILIATIONS

THEATRE LEVEL CASH FLOW AND ADJUSTED EBITDA

(Unaudited) ($ in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income	$1,009	$233	$1,902	$4,663
Income tax expense	1,253	466	1,733	3,813
Interest expense	12,353	8,605	36,998	25,478
Depreciation and amortization	10,627	8,468	31,105	23,966

EBITDA	$25,242	$17,772	$71,738	$57,920
Income from unconsolidated affiliates	(1,145)	(1,950)	(482)	(958)
Loss from discontinued operations	57	67	105	114
Loss on sale of property and equipment	11	700	70	948
Loss on extinguishment of debt	—	—	—	4,961
Impairment of long-lived assets	2,974	1,835	3,385	3,358
Lease termination charges	—	—	3,063	—
Severance agreement charges	102	95	102	473
Merger and acquisition-related expenses	1,154	831	1,901	1,030

Adjusted EBITDA	$28,395	$19,350	$79,882	$67,846

General and administrative expenses	5,467	4,819	16,767	14,909

Theatre level cash flow	$33,862	$24,169	$96,649	$82,755

TOTAL DEBT AND NET DEBT (Unaudited)

($ in thousands)

	Sept. 30, 2013	Dec. 31, 2012
Current maturities of capital leases and long-term financing obligations	$5,246	$4,422
Long-term debt	209,601	209,548
Capital leases and long-term financing obligations, less current maturities	222,633	220,725

Total debt	$437,480	$434,695
Less cash and cash equivalents	(150,602)	(68,531)

Net debt	$286,878	$366,164

ADJUSTED NET INCOME (Unaudited)

($ in thousands)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2013	2012	2013	2012
Net income	$1,009	$233	$1,902	$4,663
Impairment of long-lived assets	2,974	1,835	3,385	3,358
Loss on sale of property and equipment	11	700	70	948
Loss on extinguishment of debt	—	—	—	4,961
Lease termination charges	—	—	3,063	—
Severance agreement charges	102	95	102	473
Merger and acquisition-related expenses	1,154	831	1,901	1,030
Tax effect of adjustments to net income(1)	(1,760)	(1,367)	(3,536)	(4,254)

Adjusted net income	$3,490	$2,327	$6,887	$11,179

Weighted average shares outstanding (basic)	20,985	17,519	18,723	15,775
Weighted average shares outstanding (diluted)	21,501	17,881	19,202	16,061
Adjusted net income per share (basic)	$0.17	$0.13	$0.37	$0.71
Adjusted net income per share (diluted)	$0.16	$0.13	$0.36	$0.70

(1)	Adjustments to net income for the three and nine months ended September 30, 2013 and 2012 are shown net of tax effect of 41.5% and 39.5%, respectively, which represents the estimated combined federal and state tax rates.

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